UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 13, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 13, 2017, Finjan Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), issued a press release announcing that on April 11, 2017, the Patent Trial and Appeal Board (“PTAB”) for the United States Patent & Trademark Office (“USPTO”) issued a final written decision on instituted Inter Partes Reviews (“IPRs”) filed by Palo Alto Networks, Inc. (IPR2016-00159) and joined by Blue Coat Systems, LLC, (IPR2016-01174). The consolidated proceedings related to challenges to certain claims of Finjan’s U.S. Patent 8,677,494 (the “‘494 Patent”).

Conclusively identical to its previous final decision on a petition filed by Symantec (IPR2015-01892), also related to the ‘494 Patent, the PTAB determined that only three method claims (i.e., 1, 2, and 6) were unpatentable while nine system claims (i.e., 3-5, and 10-15) were not unpatentable. Substantively, to date, only 1 independent method claim has been invalidated through the IPR process. This most recent decision is the last of seven instituted IPR proceedings against Finjan’s patents.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 13, 2017, entitled “PTAB Issues Final Decision In Last of Seven Instituted IPRs Against Finjan Patents - Finjan’s Patent Portfolio Remains Intact.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 13, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer